                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                The Great Atlantic & Pacific Tea Company, Inc.
                               TWO PARAGON DRIVE
                          MONTVALE, NEW JERSEY 07645

                         -----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           to be held July 13, 1999

                         -----------------------------

To the Stockholders of
 The Great Atlantic & Pacific Tea Company, Inc.

  Notice is Hereby Given that the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") will be held at The Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495-0001 on Tuesday, July 13, 1999 at 10:00 A.M. (E.D.T.) for the following purposes:

  1. To elect a Board of eleven directors to serve until the next annual meeting of stockholders and until the election and qualification of their successors;

  2. To elect independent auditors of the Company for the fiscal year ending February 26, 2000;

  3. To consider and act upon the proposed 1998 Long Term Incentive and Share Award Plan;

  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed May 18, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

  Whether or not you plan to attend the meeting, please complete and sign the accompanying proxy and return it promptly to the Company in the stamped return envelope enclosed for your use.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 27, 1999 accompanies this proxy statement.

                                           By order of the Board of Directors

                                                    ROBERT G. ULRICH
                                             Senior Vice President, General
                                                         Counsel
                                                 and Corporate Secretary

Dated: May 27, 1999


    You are cordially invited to attend the meeting. Whether or not you plan to do so, please sign, date and vote or otherwise indicate your choices with respect to the matters to be voted upon on the accompanying proxy card and mail it at once in the enclosed envelope, which requires no postage if mailed in the United
    States.

                The Great Atlantic & Pacific Tea Company, Inc.
                               TWO PARAGON DRIVE
                          MONTVALE, NEW JERSEY 07645

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    Solicitation and Revocation of Proxies

  The accompanying proxy is solicited by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 13, 1999. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally by regular employees of the Company, by telephone, or other means of communication at nominal cost. The Company will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with The New York Stock Exchange schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about May 27, 1999.

                               Voting at Meeting

  Only stockholders of record at the close of business on May 18, 1999, will be entitled to vote at the annual meeting. As of May 18, 1999, there were outstanding 38,290,716 shares of Common Stock (par value $1 per share) of the Company, each of which is entitled to one vote. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

                           Certain Beneficial Owners

  As of May 1, 1999, the Company is informed that Tengelmann Warenhandelsgesellschaft (a partnership organized under the laws of the Federal Republic of Germany, hereinafter "Tengelmann"), which is a general retailer in Germany, controlled by Mr. Erivan Haub, owned beneficially and of record 21,030,000 shares of the Company's Common Stock (approximately 54.92% of the outstanding shares). Mr. Haub additionally controls, among others, PLUS Warenhandelsgesellschaft mbH & Co. oHG and Kaiser's Kaffee-Geschaft AG, also general retailers in Germany, and Tenga Capital Corporation.

  The address of Tengelmann and Mr. Haub is c/o Tengelmann
Warenhandelsgesellschaft, Wissollstrasse 5-43, 45478 Mulheim/Ruhr, Germany.

  Except as set forth above, at May 1, 1999 no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company's Common Stock.

                             Election of Directors

  Eleven directors are to be elected to hold office until the next annual meeting and until their successors are elected and shall qualify. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve when elected. Each nominee is a member of the present Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

                                   Nominees

John D. Barline, Esq.

  Mr. Barline, age 52, was elected a director on July 9, 1996. He is a member of the Retirement Benefits Committee.

  Mr. Barline, an attorney in private practice since 1973, is currently associated with the law firm Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Helga and Erivan Haub and Christian Haub. He is a member of the Pierce County, Washington State and the American Bar Associations.

  Mr. Barline is a member of the Board of Directors and corporate secretary of Sun Mountain Resorts, Inc. He is also on the Board of Directors of Sun Mountain Lodge, Inc. and Wissoll Trading Company, Inc. These are small closely held corporations owned primarily by the Haub family. He is a member of the Board of the Franciscan Foundation and the Board of the Tacoma Art Museum.

Rosemarie Baumeister

  Executive Vice President and Head of the Public Relations Department of Tengelmann

  Mrs. Baumeister, age 65, has been a member of the Company's Board of Directors since 1979. She is a member of the Compensation Policy Committee. Prior to assuming her present position, she has served in various executive capacities with Tengelmann.

  Mrs. Baumeister is a member of the management executive committee of Tengelmann, a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, an affiliate of Tengelmann, and a member of the Advisory Board of Deutsche Bank and a member of the Supervisory Board of Tengelmann Espana.

Fred Corrado

  Vice Chairman of the Board and Chief Financial Officer

  Mr. Corrado, age 59, has been a director since 1990. He is Vice Chairman of the Executive Committee and a member of the Finance and Retirement Benefits Committees. During the past five years, Mr. Corrado also served as Treasurer and Executive Vice President of the Company.

  Mr. Corrado is a Director of Covenant House.

Christopher F. Edley

  President Emeritus and former President and Chief Executive Officer of the United Negro College Fund, Inc.

  Mr. Edley, age 71, has been a member of the Company's Board of Directors since 1981. He is Chairman of the Compensation Policy Committee and a member of the Audit Review, Executive, and Retirement Benefits Committees.

  Mr. Edley served as President and Chief Executive Officer, United Negro College Fund, Inc. from 1973 until his retirement in 1991. He also served as a director of AMR Corporation for 21 years until he retired at the expiration of his term in May, 1998.

Christian Wilhelm Erich Haub

  President and Chief Executive Officer of the Company

  Mr. Haub, age 34, was elected a director on December 3, 1991, President and Chief Operating Officer of the Company on December 7, 1993 and Co-Chief Executive Officer on April 2, 1997. He was elected to his current position effective May 1, 1998. Prior to becoming President of the Company, Mr. Haub served as Corporate Vice President and Assistant to the Executive Vice President, Development and Strategic Planning. He is a member of the Executive Committee and an ex officio member of the Executive, Finance and Retirement Benefits Committees.

  Mr. Haub is on the board of the Food Marketing Institute.

  Mr. Haub is a partner and a member of the management executive committee of Tengelmann and a son of Erivan and Helga Haub.

Helga Haub

  Mrs. Haub, age 64, has been a member of the Company's Board of Directors since 1979. She is a member of the Executive and the Finance Committees.

  Mrs. Haub is a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, an affiliate of Tengelmann, a consultant to Tengelmann and has an interest in Tenga Capital Corporation. She also is a director of The George C. Marshall Home Preservation Fund, Inc., a member of the Board of Governors of World USO and president of the Board of Trustees of the Elizabeth Haub Foundation for Environmental Policy and Law. Mrs. Haub is the wife of Mr. Erivan Haub and mother of Mr. Christian Haub.

Barbara Barnes Hauptfuhrer

  Mrs. Hauptfuhrer, age 70, has been a member of the Company's Board of Directors since 1975. She is Chairman of the Retirement Benefits Committee and a member of the Audit Review, Executive and Finance Committees.

  Mrs. Hauptfuhrer is a director of Knight-Ridder, Inc., The Massachusetts Mutual Life Insurance Company, IKON Office Solutions, Inc. and the Raytheon Company. She also served as a director of The Vanguard Group of Investment Companies and each of its mutual funds, until she retired on December 31, 1998. She is a Trustee Emeritus of Wellesley College.

William A. Liffers

  Mr. Liffers, age 70, was elected a director on July 9, 1996. He is Chairman of the Audit Review Committee and a member of the Compensation Policy and Executive Committees.

  Mr. Liffers served as Vice Chairman of American Cyanamid Company (principally engaged in the manufacture and sale of medical, agricultural, chemical and consumer products) from 1978 until his retirement in 1993. He was a member of its Board of Directors from 1977 until he retired. He also served in other executive capacities with the company in the United States and abroad.

  Mr. Liffers is a Senior Advisor to the United Nations Development Programme, assisting the Peoples Republic of China in its efforts to reform its state owned enterprises. He is also a member of the Board of Overseers of the New Jersey Institute of Technology and a member of the Board of Trustees of the Washington, D.C. based National Policy Association.

Fritz Teelen

  Former Chief Operating Officer of Tengelmann in Europe

  Mr. Teelen, age 63, has been a member of the Company's Board of Directors since 1979. He is a member of the Finance Committee.

  Prior to being Chief Operating Officer of Tengelmann in Europe, Mr. Teelen served in various executive capacities with the Company and with Tengelmann, including serving as President of PLUS Warenhandelsgesellschaft mbH & Co. oHG. He is also a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, an affiliate of Tengelmann.

Robert L. "Sam" Wetzel

  President and Chief Executive Officer of Wetzel International, Inc.

  Mr. Wetzel, age 68, was elected a director effective May 21, 1991. He is Chairman of the Finance Committee and a member of the Audit Review, Compensation Policy and Retirement Benefits Committees.

  Mr. Wetzel has been President and Chief Executive Officer of Wetzel International, Inc., a management consulting firm specializing in international marketing and joint ventures in the aerospace, defense and commercial industries based in Columbus, Georgia, since his retirement as a Lieutenant General in June 1986 from his position as Commanding General V (U.S.) Corps, Frankfurt, Germany. He is President of European Foods, Inc. an import-export company based in Columbus, Georgia.

  Mr. Wetzel is an advisory director of Columbus Bank & Trust Company, Columbus, Georgia, a subsidiary of Synovus Financial Corporation. He is also a Director of Consolidated Fusion Technologies, Inc., Columbus, Georgia.

James Wood

  Chairman of the Board

  Mr. Wood, age 69, was elected Chairman of the Board of Directors and Chief Executive Officer in 1980. On April 2, 1997 he was elected Co-Chief Executive Officer and retired from that office on April 30, 1998. He is Chairman of the Executive Committee.

  Mr. Wood is a director of ASARCO Inc. and Schering-Plough Corporation.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 1, 1999, by each director and nominee, each named executive officer and by all directors and executive officers as a group:

                                            Shares      Stock
                                         Beneficially  Option             % of
                                            owned     shares(1)   Total   Class
                                         ------------ --------- --------- -----
John D. Barline, Esq. (2)...............     2,200        2,400     4,600    *
Rosemarie Baumeister (2)................     2,800        3,000     5,800    *
Fred Corrado............................     1,700       85,000    86,700    *
Christopher F. Edley....................     1,100        3,000     4,100    *
Christian Haub (2)......................       400      265,000   265,400    *
Helga Haub (2)..........................     2,800        3,000     5,800    *
Barbara B. Hauptfuhrer (3)..............     1,300        3,000     4,300    *
Michael J. Larkin.......................       200      135,000   135,200    *
William A. Liffers......................     1,000        2,400     3,400    *
Aaron Malinsky (4)......................    21,000       90,000   111,000    *
Joseph McCaig...........................         0       12,500    12,500    *
Fritz Teelen (2)........................     3,300        3,000     6,300    *
Robert L. "Sam" Wetzel..................       500        3,000     3,500    *
James Wood..............................    11,321      700,000   711,321  1.9
All directors and executive officers as
 a group (21 persons)...................    61,271    1,669,800 1,731,071  4.5

--------
* Less than 1%

(1) The amounts shown include all purchase options granted under Company stock option plans regardless of whether exercisable within 60 days.

(2) The association of Mmes. Baumeister and Haub, and Messrs. Barline, Haub and Teelen with Tengelmann and Mr. Erivan Haub is set forth herein under "Nominees". Mr. Christian Haub disclaims investment and voting power over the shares owned by Tengelmann and they are excluded herein. Mrs. Haub disclaims any investment or voting power over the shares owned by Mr. Erivan Haub and the organizations which he controls and same are not included herein.

(3) Mrs. Hauptfuhrer disclaims beneficial ownership over any shares held by any funds or trusts of the companies of which she also serves as a director and any such shares are not included herein.

(4) The amounts shown as beneficially owned include, without regard to vesting, 20,000 restricted shares awarded under and subject to approval of the 1998 Long Term Incentive and Share Award Plan discussed infra.

                  Board Meetings, Committees and Compensation

  During the last fiscal year, the Board of Directors held 8 meetings and committees thereof held 10 meetings. The Audit Review Committee held 4 meetings, and the Compensation Policy Committee held 4 meetings. Such Committees are composed of non-employee directors. The Audit Review Committee reviews annual financial statements prior to submission to the Board and reports thereon; at its discretion, examines and considers matters relating to the internal and external audit of the Company's accounts and financial affairs; recommends the employment of outside accountants and their compensation; and, as appropriate, meets with Company personnel in performance of its functions. The Compensation Policy Committee approves salaries and salary increases and benefits where the median base annual compensation for the salary level is at least $195,000, approves and interprets incentive plans, and serves as the committee to administer the employee stock option and long term incentive and share award plans. There is no standing Nominating Committee. All directors attended at least

75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which they served as members. Overall attendance exceeded 95%.

  Directors who are neither officers nor employees of the Company are each paid fees consisting of an annual retainer of $28,000 plus an attendance fee of $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two compensable meetings are held on the same day, the fee for the second meeting is limited to $500. The Chairman of each Committee, except the Executive Committee, is paid an additional $10,000 per year. Under the directors stock option plan, non-employee directors are entitled to an initial stock option grant of 2,000 shares with 200 shares granted after each Annual Meeting thereafter. These shares vest in one-third increments on succeeding Annual Meeting dates.

  The Company revised the compensation program for its non-employee directors effective May 1, 1996. It suspended the retirement plan pursuant to which directors, after serving 5 years and attaining age 70, were entitled upon retirement from the Board to an annual benefit equal to the highest annual retainer paid during their tenure (currently $28,000) for a period equal to their years of service up to 15 years. The directors had a one time election to transfer the present value of their accrued benefits to the new plan. Under the deferred compensation plan, the Company contributes to book accounts of all directors with less than fifteen years of service an amount equal to 75% of the current retainer. Up to all and at least 50% of these deferred payments will be credited to a Company Common Stock equivalent account. The balance, at the director's election in increments of 25% will be credited to a 10-year U.
S. Treasury bond equivalent account. The directors are fully vested in their accounts. Accruals will be made to these accounts through the fifteenth anniversary of Board service. Upon termination from service as a director, the value of the Company Common Stock equivalent account will be determined using the final average market value of the Company's shares for the prior 180 calendar days, inclusive of appreciation for the effect of dividends. The value of the bond equivalent account will be the sum of the credits and interest to the date of termination. Benefits will then be paid to the retired director equally over the subsequent 180 months or the length of service, whichever is shorter. However, in the event of death, benefits will continue to be paid to the director's beneficiary for a maximum of ten years, which includes any period of payment before death.

  Directors who are also officers or employees of the Company receive no extra compensation or benefits for such service.

                    Certain Relationships and Transactions

  Tenga Capital Corporation, which is owned by Erivan and Helga Haub, owns property in Windsor, Ontario, Canada on which an indirect subsidiary of the Company, A&P Properties Limited, has leased a store since 1983. The initial term expires October 31, 2003, with four 5-year renewal options. The base annual rental is CN$467,603, with percentage rents subject to specified caps.

  The Company is a party to agreements granting Tengelmann and its affiliates the exclusive right to use the "A&P" trademark in Germany and other European countries pursuant to which the Company received $100,000 which is the maximum annual royalty fee under such agreements. The Company also is a party to agreements under which it purchased from Wilh. Schmitz-Scholl ("Wissoll"), which is an affiliate of Tengelmann, approximately $1.3 million worth of the Black Forest line and Master Choice candy.

  The Company owns a jet aircraft which Tengelmann leases under a full cost reimbursement lease that also allows the Company to charter the aircraft for its use at a below market charter rate. During fiscal 1998 Tengelmann was obligated to reimburse the Company an average monthly cost of $236,300.

  Under an agreement between the Company and Tengelmann, Peter J. O'Gorman, Executive Vice President- International Store and Product Development, provided certain services to Tengelmann during fiscal year 1998 and the Company was reimbursed $266,889 representing the cost of Mr. O'Gorman's salary and benefits related to the time spent in those services.

  Since the beginning of fiscal 1998 the largest aggregate indebtedness by Craig Sturken to the Company on his interest free loan related to his relocations for the Company was $133,171. The loan is being repaid through period payroll deductions and is $76,433 as of May 22, 1999.

 Within the past five years Aaron Malinsky was Chairman and CEO of food retailers Victory Markets, Inc. and New Almacs, Inc. prior to their filing for Chapter 11 proceedings.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three fiscal years to or for the account of Messrs. Haub and Wood and the other four most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                             Long Term
                               Annual Compensation      Compensation Awards
                              ---------------------- -------------------------
                                                                    Securities
                                                       Restricted   Underlying  All Other
  Principal Position                                     Stock       Options   Compensation
  During Fiscal Year     Year Salary($)(1) Bonus($)  Award(s)($)(2)  SARS(#)      ($)(3)
  ------------------     ---- ------------ --------- -------------- ---------- ------------
James Wood               1998    527,098        --                               143,056
 Chairman of the Board   1997  1,182,817     829,000                             143,056
                         1996  1,160,500   1,005,910                             142,656
Christian Haub           1998    562,397        --                   125,000      11,468
 President & Chief       1997    382,212     100,000                 100,000       7,219
 Executive Officer       1996    347,308      84,608                               6,738
Fred Corrado             1998    506,800        --                    60,000      44,174
 Vice Chairman, Chief    1997    498,885      75,000                              40,997
 Financial Officer       1996    478,100      75,000                              39,672
Michael Larkin           1998    425,000        --                    85,000      19,750
 Senior Executive Vice   1997    286,058      87,500                  50,000      15,425
 President, Chief
 Operating Officer(4)
Aaron Malinsky           1998    476,923        --      651,250       25,000      11,224
 Vice Chairman,          1997    433,173      65,000                               9,184
 Development &           1996    240,288      34,850                  65,000       1,160
 Strategic Planning(4)
Joseph McCaig            1998    450,000        --                    25,000      12,650
 Executive Assistant to  1997    216,346      50,000                  50,000       1,224
 the
 Chief Executive
 Officer(4)

--------
(1) 1997 salary amounts include an additional week because fiscal 1997 was a 53-week year.

(2) The award of restricted stock under the 1998 Long Term Incentive and Share Award Plan is subject to approval of the plan as discussed infra and cliff vesting on July 13, 2003. Mr. Malinsky is entitled to dividends issued with respect to these shares. The aggregate value of the 20,000 shares at fiscal year end was $631,250.

(3) Consists of, respectively, Company contributions to the Retirement/Savings Plan and the cost for insurance, for 1998: Mr. Wood ($6,400 and $106,656); Mr. Haub ($10,554 and $914); Mr. Corrado ($11,200
      and $27,974); Mr. Larkin ($11,150 and $4,275); Mr. Malinsky ($6,400 and
      $4,824); and Mr. McCaig ($7,754 and $4,896). Additionally, a tax preparation and planning fee is included of $30,000 and $5,000 respectively for Messrs. Wood and Corrado.

(4) Mr. Larkin was hired by the Company June 30, 1997; Mr. Malinsky was hired by the Company August 1, 1996; and Mr. McCaig was hired September 8, 1997 and resigned March 12, 1999.

Employment and Termination Agreements

  Effective May 1, 1998, Mr. Wood became non-executive Chairman of the Board, at a salary of $400,000 with no entitlement to an incentive bonus. He will remain Chairman of the Board until April 30, 2001 and during such time shall remain entitled to an office and certain executive level benefits and services, including transportation and security. Mr. Wood's employment contract which expired April 30, 1998, provided for a minimum base annual salary of $875,000, regular Company benefits, life insurance equal in face value to three times his base annual salary and the grant of various options under the Company's Stock Option Plans as well as an annual bonus equal to 1% of the Company's pre-tax profit reduced by any bonuses awarded for that year under the Company's management incentive plan. Bonus payments are included in the Summary Compensation Table. He is also entitled to a pension benefit which includes a surviving spouse's benefit. His pension is fully vested, and funded through a Trust Agreement dated December 29, 1988. Benefits became payable thereunder upon his attaining age 65. All amounts contributed to the Trust were treated as compensation to him in the year contributed. The Trust is irrevocable for the duration of the pension obligations with any residual monies reverting to the Company. The Company is responsible for the trustee's commissions, fees, charges and expenses, and additional contributions to fund the Trust's obligations, and indemnifies the trustee. By a separate Phantom Stock Agreement dated December 1, 1988 between Tengelmann and Mr. Wood, as amended February 3, 1994, Tengelmann granted to him 1,794,593 phantom stock units ("Units"), each equivalent to one share of Common Stock of the Company. These Units are fully vested. Tengelmann will pay Mr. Wood an amount equal to the number of Units Mr. Wood holds times the difference between $44.758 and the higher value of the Company's Common Stock, on April 30, 2000, or his earlier election. All payments under the Phantom Stock Agreement are payable by Tengelmann, without expense to the Company.

  Mr. Corrado's employment contract, which expires May 20, 2002 generally provides a minimum base annual salary of $451,000, regular Company benefits applicable to his position and incentive compensation with a $125,000 initial annual base at 100%. Mr. Corrado's contract further provides immediate vesting of his age 65 benefit at age 62 under SERP, discussed infra, and life insurance equal in face value to three times his base annual salary. Mr. Larkin's three year employment agreement provides an annual salary of $425,000 a bonus base of $175,000 under the management incentive plan, a grant of 50,000 purchase options, participation in the Executive Medical Program and SERP with full credit for past Company service and retirement at age 62 without reduction for early retirement. Mr. Malinsky's employment contract provides a minimum base annual salary of $425,000, an initial bonus base of $125,000 under the management incentive plan, a sign on bonus of 65,000 stock options which were granted in 1996, life insurance coverage in the amount of $1,000,000, membership in SERP and other benefits applicable to his position. In the event Mr. Malinsky is terminated involuntarily without cause, he is entitled to one year's salary. Mr. McCaig's employment agreement provides for an annual salary of $450,000 and a bonus base of $250,000 under the management incentive plan with $50,000 guaranteed in his first year, participation in the Executive Medical Program and SERP, an automobile allowance and 18 months' salary continuation after termination other than for cause. Mr. McCaig resigned and his position was eliminated March 12, 1999 and consequently his participation in SERP ceased and he is receiving agreed upon benefits consisting of 18 months' salary continuation and executive health and life insurance coverage.

Option Tables

  The following tables provide information with respect to stock options/stock appreciation rights ("SARs") granted to the named executive officers during the last fiscal year and the fiscal year-end value of options held by such officers.

                    Options/SAR Grants in Last Fiscal Year

                                         Individual Grants
                    -----------------------------------------------------------
                      Number of     % of Total
                      Securities   Options/SARs Exercise
                      Underlying    Granted to  of Base             Grant Date
                     Option/SARs   Employees in  Price   Expiration   Present
                    Granted (#)(1)    FY(2)      ($/Sh)     Date    Value($)(3)
                    -------------- ------------ -------- ---------- -----------
Christian Haub.....     50,000         5.6       30.25    3/23/08     570,000
                        75,000         8.4       31.56    2/25/09     884,250
Fred Corrado.......     60,000         6.7       31.56    2/25/09     707,400
Michael Larkin.....     25,000         2.8       30.25    3/23/08     285,000
                        60,000         6.7       31.56    2/25/09     707,400
Aaron Malinsky.....     25,000         2.8       30.25    3/23/08     285,000
Joseph McCaig......     25,000         2.8       30.25    3/23/08     285,000

--------
(1) The options vest in 25% increments commencing on the first anniversary of the grant. All grants have a ten year term.

(2) Based on total grants during the year of 896,000.

(3) These values were calculated using the Black Scholes option pricing model. The Black-Sholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not generally true for the Company's options granted to executive officers and other employees. Therefore, the values shown are purely theoretical and do not reflect the market value of the Company's stock at a future date. In addition to the stock prices at time of grants and the exercise prices, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown for options granted during fiscal 1998: expected dividend yield of 1.32 percent and 1.27 percent, expected stock price volatility (30 percent based on the Bloomburg historical price volatility calculation), risk-free rate of return of 5.629 percent and 5.368 percent and a weighted average of 7 years from date of grant to date of exercise. If the named officers realize the grant date values shown in the table, such values will be less than one percent of the total shareholder appreciation.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                                                      Value of Unexercised
                                              Number of Securities Underlying             In-the Money
                                                  Options/SARs at FY-End           Options/SARs at FY-End ($)
                                              ----------------------------------   ------------------------------
                           Shares
                         Acquired on  Value
          Name            Exercise   Realized  Exercisable       Unexercisable     Exercisable     Unexercisable
          ----           ----------- -------- ---------------   ----------------   --------------  --------------
                             (#)       ($)         (#)                (#)              ($)              ($)
James Wood..............    None         0              500,000                  0       1,362,500               0
Christian Haub..........    None         0               88,750            206,250         434,766         374,609
Fred Corrado............    None         0               68,750             66,250         355,541          23,047
Michael Larkin..........    None         0               12,500            122,500          54,694         196,894
Aaron Malinsky..........    None         0               32,500             57,500         132,031         164,844
Joseph McCaig      .....    None         0               12,500             62,500               0          32,812

--------
(1) Based on the closing price of the Common Stock on February 26, 1999, $31.56.

                              PENSION PLAN TABLE

                                                  Years of Service
                                    --------------------------------------------
Remuneration                           15       20       25       30       35
------------                        -------- -------- -------- -------- --------
$400,000........................... $150,000 $180,000 $180,000 $180,000 $180,000
 450,000...........................  168,750  202,500  202,500  202,500  202,500
 500,000...........................  187,500  225,000  225,000  225,000  225,000
 550,000...........................  206,250  247,500  247,500  247,500  247,500
 600,000...........................  225,000  270,000  270,000  270,000  270,000

  The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average remuneration and years-of-service classifications under the Supplemental Executive Retirement Plan ("SERP") except that such benefits do not reflect the requisite reduction for any applicable Social Security, or other Company retirement benefits. SERP is an unfunded defined benefit final average pay plan that covers the named executives, excluding Messrs. Wood and Haub. Mr. McCaig's participation and prospective entitlements under SERP ceased when he terminated employment. Mr. Wood's entitlement to a pension benefit is described supra under the heading "Employment and Termination Agreements".

  The compensation covered by SERP is base salary, i.e., essentially the "Salary" reflected in the Summary Compensation Table computed as an average of such base salary over the highest compensated five years of employment during the last 10 years. The benefit is computed at the rate of 3% for each year up to 10 years of service, plus 1 1/2% of such compensation for up to 10 additional years of service with a maximum benefit equal to 45% of such average base salary. Estimated or actual credited years of service at retirement for each participating named executive officer are: Mr. Corrado, 18 years; Mr. Larkin, 20 years; and Mr. Malinsky, 20 years.

                              PERFORMANCE GRAPHS

  The following performance graph compares the five-year cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock to the Standard & Poor's 500 Index and the SBC Warburg Dillon Read Index of Supermarkets as its peer group which is comprised of the following ten companies: American Stores Company, Safeway, Inc., The Great Atlantic & Pacific Tea Company, Inc., The Kroger Co., Albertson's. Inc., Food Lion, Inc., Hannaford Co., Penn Traffic, Winn Dixie Stores, Inc., and Fred Meyer, Inc. Giant Food, Inc. was deleted due to its acquisition during the Company's fiscal year. The performance graph assumes $100 is invested in the Company's Common Stock, the Standard & Poor's 500 Index and a composite index for the peer companies on February 23, 1993, and that dividends paid during the period were reinvested to purchase additional shares.


          --------------------------------------------------------------------------------------
          Fiscal Year             S&P 500                     A&P                     Peer Group
           Ending In
          --------------------------------------------------------------------------------------
                                     $                         $                          $
          --------------------------------------------------------------------------------------
             1994                   100                       100                        100
          --------------------------------------------------------------------------------------
             1995                   107                        74                         99
          --------------------------------------------------------------------------------------
             1996                   147                        87                        106
          --------------------------------------------------------------------------------------
             1997                   182                       118                        123
          --------------------------------------------------------------------------------------
             1998                   234                       119                        175
          --------------------------------------------------------------------------------------
             1999                   276                       125                        216
          --------------------------------------------------------------------------------------

                  Report of the Compensation Policy Committee

  The Company's Compensation Policy Committee approves the compensation of all executive officers and other key employees and acts as the Committee for the Company's Stock Option and Long-Term Incentive and Share Award Plans.

Principles and Program

  The Company's executive compensation program includes the following policy objectives:

  . Compensation must be sufficient to attract and retain talented executives.

  . Incentives are included in the executive compensation package based upon criteria which also enhance shareholder value.

  . Improvements in compensation should bear a relationship to the Company's improvement in performance.


  To meet these objectives the program has salary, incentive and equity elements. The Committee considers each of these elements, setting salary and bonus levels that reflect the above-described objectives and awarding stock appreciation rights, stock options or restricted stock points to provide an equity-based compensation element.

Salaries

  The Compensation Policy Committee employs several criteria in fixing the salaries of the executive officers (including chief executive officers and the other four most highly compensated officers). These criteria include the responsibility of the position, the officer's performance, the Company's financial performance and the business and economic climate in which the Company operates. Executive officers with responsibility for a business unit are also evaluated on the basis of the unit's performance. Additional criteria such as success in achieving desired business goals are utilized in determining the appropriate salary for an officer. During the 1998 fiscal year, for the named executive officers, excluding the Chief Executive Officer discussed infra, on July 14, 1998, Mr. Malinsky received a $75,000 salary increase (17.6%) upon his promotion to Vice Chairman.

Annual Incentive Plan

  During fiscal 1998, the Company had an annual management incentive plan which, for executive officers, provided target bonus awards contingent upon the attainment of goals, with the maximum bonus determined by the ability of the individual to make a direct contribution to the financial performance of the Company and the responsibility of the position held by the individual. The goals comprised profit and management objectives with the addition of sales for those executives responsible for an operating segment of the business. If established goals were exceeded, a bonus was computed on the excess, but was deferred and not payable unless (a) a subsequent bonus was less than 100% of bonus target, whereupon the deferred bonus was payable to the extent of the deficiency, or (b) a participant retired or suffered permanent disability.

  Seventy-five percent of the executive's bonus was predicated on the attainment of the profit and if applicable, sales goals. The profit and sales goals for the 1998 fiscal year were established by the Compensation Policy Committee taking into account the performance of the Company relative to the performance of comparable companies and relative to the competitive and economic environment in which the Company operated. Twenty-five percent of such bonus was attributable to the achievement of the management objectives. None of the Headquarters based executive officers received bonuses for the 1998 fiscal year. Two operating segment executive officers earned and received 68%, and one, 50% of the target bonus for the 1998 fiscal year.

Equity Based Compensation

  The Company's 1994 Stock Option Plan, which was adopted with shareholder approval, authorizes grants through March 17, 2004 of up to 1,500,000 shares for stock options and tandem or independent SARs. The 1998 Long Term Incentive Plan and Share Award Plan, which is subject to approval by shareholders at the 1999 Annual Meeting, authorizes grants through July 13, 2008 of up to 5,000,000 shares for Stock Options, SARs, restricted stock and other stock based awards.

  During the 1998 fiscal year Mr. Malinsky was awarded 20,000 shares of restricted stock on July 14, 1998, subject to shareholder approval of the 1998 Long Term Incentive and Share Award Plan. Messrs. Larkin, Malinsky, and McCaig received stock option grants of 25,000 shares each on March 24, 1998. Mr. Corrado and Mr. Larkin received stock option grants of 60,000 shares each on February 26, 1999.

Discussion of Fiscal 1998 Compensation for the Chief Executive Officers

  The Compensation Policy Committee recommends the compensation level of the Chief Executive Officer, taking into account all of the factors described in this report. During the first two months of fiscal 1998 this office was shared by Messrs. Wood & Haub. The compensation of Mr. Wood for the last fiscal year was determined predominantly by the terms of his 1988 Employment Agreement under which Mr. Wood was to receive base compensation of at least $875,000, and an annual salary review. Accordingly, Mr. Wood's 1998 annual salary through April 30, 1998 reflects salary increases granted through 1993 when he received his last increase. Effective May 1, 1998, Mr. Wood's salary was reduced to $400,000 per year. As respects Mr. Haub, for the 1998 fiscal year, effective May 1, 1998 when he became the sole chief executive officer, Mr. Haub's salary increased to $600,000, and his incentive bonus base to $330,000 based upon a report received from Sibson & Company, an executive compensation consultant firm engaged by the Committee. Mr. Haub also received a grant of 50,000 stock options effective March 24, 1998 and a further grant of 75,000 stock options on February 26, 1999.

Compliance With Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated officers at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance based compensation meeting certain requirements. Effective May 1, 1998 Christian Haub was elected sole Chief Executive Officer. The salary and bonuses of each of the named executive officers for the 1998 fiscal year and the 1999 fiscal year are expected to be less than $1,000,000 and the compensation payable to such officers therefore should be fully deductible. Moreover, the Company's 1994 Stock Option Plan and the 1998 Long Term Incentive Plan and Share Award have been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and SARs thereunder should be exempt from Section 162(m) limitations.

                                          Compensation Policy Committee
                                           Christopher F. Edley, Chairman
                                           Rosemarie Baumeister
                                           Robert L. "Sam" Wetzel
                                           William A. Liffers

    PROPOSAL TO APPROVE AWARD 1998 LONG TERM INCENTIVE AND SHARE AWARD PLAN

  The Board of Directors has adopted the 1998 Long Term Incentive and Share Award Plan (the "Award Plan") subject to the approval of the shareholders of the Company. The Company has received the irrevocable proxy from its majority shareholder, Tengelmann, voting its shares in favor of the Award Plan. Accordingly approval of the Award Plan is assured. The following is the resolution to be presented for a vote of the shareholders at the Annual Meeting and the Board recommends that it be approved:

  "RESOLVED that the adoption by the Board of Directors of the 1998 Long Term Incentive and Award Plan effective on July 14, 1998 is hereby approved, ratified and confirmed."

  The Board of Directors and management believe that the 1998 Long Term Incentive and Share Award Plan will help attract, motivate and retain management employees and promote long-term growth and profitability by further aligning employee and shareowner interests. The affirmative vote of a majority of the shares voting on this resolution is required for its adoption.

  A summary of the principal features of the Award Plan is provided below, but is qualified in its entirety by reference to the full text of the Award Plan which is attached to this proxy statement as Exhibit A. The Award Plan provides for grant of Awards in the form of Stock Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award or any combination thereof. The total number of shares of Common Stock available for issuance under the Award Plan is 5,000,000 subject to anti-dilution provisions. Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares acquired by the Company in the open market or in private transactions. If any Awards granted under the Award Plan are forfeited, canceled, terminated for any other reason prior to exercise or without a distribution of shares or settled in cash, then the underlying shares of Common Stock again become available for awards.

  The benefits to be received or allocated under the Award Plan are not determinable; however, to date, awards of 20,000 Restricted Shares to Aaron Malinsky (see Summary Compensation Table supra) and a total of 425,000 stock options exercisable at the closing price on the date of grant have been made under the Award Plan. Of these stock options 75,000 were granted to the Executive Group and 350,000 were granted to the Non-Executive Officer Employee Group.

  The Award Plan is administered by a Committee of two or more directors not eligible to participate in the Award Plan ("Committee"). The Committee selects the employees of the Company or any subsidiary or affiliate who will receive Awards, determines the size and type of the awards (limited for options and SARs to awards covering not more than 500,000 shares of Common Stock to a single employee in a calendar year) and establishes vesting and other conditions. It is the current intent of the Committee that only management employees of the Company (or any subsidiary of the Company) are eligible to participate in the Award Plan. As of May 1, 1999, there were approximately 1500 employees of the Company and its subsidiaries eligible for selection to receive awards under the Award Plan.

  The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Award Plan without the consent of shareholders of the Company or participants (except for amendments requiring shareholder approval in order to preserve the favorable tax treatment of incentive stock options); provided, however, that no such amendment, alteration, suspension, discontinuation, or termination may, without the participant's consent, materially and adversely affect the rights of a participant in an award previously granted to such participant.

  Stock options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an ISO cannot exceed 10 years, and the exercise price of an ISO must be equal to or greater than the fair market value of the Common Stock on the effective date of grant.

  NSO grants are governed by Section 83 of the Internal Revenue Code of 1986, as amended. Generally, no federal income tax is payable by a participant upon the grant of an NSO. Under current tax law, if a participant exercises an NSO, he or she will be taxed on the difference between the fair market value of the Common Stock on the exercise date and the option exercise price. The Company will be entitled to a corresponding deduction on its income tax return upon the exercise of an NSO.

  ISO grants are governed by Section 422 of the Internal Revenue Code of 1986, as amended. Generally, no federal income tax is payable by a participant upon the grant or upon the exercise of an ISO (except alternative minimum tax may be payable upon exercise). Under current tax law, the participant will be taxed upon disposition of the stock on the difference between the exercise price and the amount received on disposition of the stock. The length of time the participant holds the stock after exercise of an ISO determines whether the income is taxed as capital gains income or part compensation income and part capital gains income. The Company will not be entitled to a corresponding deduction on its income tax return except to the extent the participant recognizes compensation income.

  SARs entitle the participant to receive any appreciation in the value of the underlying stock from the Company, either in shares of Common Stock or in cash or a combination of the two, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of a SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price. SARs may, but need not, be granted in conjunction with options. Upon exercise of a SAR granted in tandem with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. The amount payable upon exercise of a SAR will constitute compensation income to the participant at the time of exercise, and the Company will be entitled to a corresponding deduction.

  Restricted Shares and Performance Shares entitle the participant to ownership of shares of the Company's Common Stock subject to any performance conditions or other restrictions including installment or vesting conditions. A participant who receives Restricted Shares or Performance Shares will generally recognize compensation income at the time they vest based on the then fair market value of the shares, unless the participant instead elects to be taxed at the time of the award. The Company will be entitled to a corresponding deduction.

  Restricted Share Units and Performance Units entitle the participant to receive either shares of Common Stock or cash or a combination as the Committee shall determine upon attainment of the performance objectives or satisfaction of other restrictions or vesting criteria.

  Dividend equivalents and Other Share-Based Awards may be granted to the participant separately or in conjunction with the foregoing provided they are denominated or payable consistent with the purpose of the Award Plan, including unrestricted shares awarded purely as a "bonus" and cash awards as an element of or supplement to any other Award under the Plan.

  A participant who receives Restricted Share Units, Performance Units, Dividend Equivalents or other Share-Based Awards will generally recognize compensation income in respect of the amounts payable under the award at the time of payment, and the Company will be entitled to a corresponding deduction.

  As noted above, the Committee determines the number, nature, vesting and other conditions to the awards. Vesting may be accelerated in the event of the employee's death, disability or retirement, in the event of a change in control with respect to the Company, or upon other events.

  The Board of Directors and Management recommend a vote FOR approval of the 1998 Long Term Incentive and Share Award Plan.

                             Election of Auditors

  In keeping with the Company's historic custom and practice, independent auditors are to be elected at the meeting. Pursuant to the recommendation of the Audit Review Committee and Board of Directors, the persons named in the accompanying proxy intend to vote, unless otherwise instructed, for Deloitte & Touche LLP, who have audited the accounts of the Company for the past forty-three fiscal years. Representatives of that firm are expected to be present at the meeting to respond to appropriate questions and make such statements as they may desire. Should the firm not receive a majority vote, the Board of Directors will reconsider its selection of independent auditors.

                             Stockholder Proposals

  The Company will consider including a stockholder's proposal for action at the 2000 Annual Meeting of Stockholders in the proxy material to be mailed to its stockholders in connection with that meeting if such proposal is received at the principal office of the Company no later than January 27, 2000.

                                 Other Matters

  No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the meeting, but should any other matters requiring a vote of stockholders arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director or the nominee for independent auditors shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

                                          By Order of the Board of Directors

                                          Robert G. Ulrich
                                          Senior Vice President, General
                                          Counsel
                                           and Corporate Secretary

Dated: May 27, 1999

  Each person solicited by this proxy statement, including any person who on May 18, 1999 is a beneficial owner of the Company's Common Stock, may request a copy of the Company's annual report on Form 10-K for the last fiscal year.

  Such written requests should be directed to the Secretary of the Company at its address aforesaid.

                                                                      EXHIBIT A

                THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                 1998 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1. Purposes.

  The purposes of the 1998 Long Term Incentive and Share Award Plan are to advance the interests of The Great Atlantic & Pacific Tea Company, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.

  For purposes of the Plan, the following terms shall be defined as set forth below:

  (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

  (b) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

  (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

  (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by the Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

  (e) "Board" means the Board of Directors of the Company.

  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

  (g) "Committee" means the Compensation Policy Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable.

  (h) "Company" means The Great Atlantic & Pacific Tea Company, Inc., a corporation organized under the laws of Maryland, or any successor corporation.

  (i) "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

  (j) "Eligible Person" means an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee.

  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

  (l) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

  (m) "ISO" means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

  (n) "NQSO" means any Option that is not an ISO.

  (o) "Option" means a right, granted under Section 5(b), to purchase Shares.

  (p) "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

  (q) "Participant" means an Eligible Person who has been granted an Award under the Plan.

  (r) "Performance Share" means a performance share granted under Section
5(f).

  (s) "Performance Unit" means a performance unit granted under Section 5(f).

  (t) "Plan" means this 1998 Long Term Incentive and Share Award Plan.

  (u) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

  (v) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

  (w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

  (x) "SAR" or "Share Appreciation Right" means the right, granted under
Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

  (y) "Shares" means common stock, $1 par value per share, of the Company.

  (z) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

  (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

    (i) to select Eligible Persons to whom Awards may be granted;

    (ii) to designate Affiliates;

    (iii) to determine the type or types of Awards to be granted to each Eligible Person;

    (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

    (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

    (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

    (vii) to determine whether, to what extent, and under what circumstances any cash, Shares, other Awards, or other property payable on a deferred basis will be adjusted for interest or earnings equivalents and, if so, the basis for determining such equivalents;

    (viii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

    (ix) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

    (x) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

    (xi) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

    (xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

  (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

  (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

  (d) Limitation on Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, unless the Award Agreement specifically provides otherwise, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

  (e) Quorum, Acts of Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee.

4. Shares Subject to the Plan.

  (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 5,000,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

  (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 500,000 Shares.

  (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, in the case of an Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

  (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

  (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Person.

  (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

    (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

    (ii) Option Term. The term of each Option shall be determined by the Committee.

    (iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

    (iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

  (c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

    (i) Right to Payment. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over
  (2) the base amount of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

    (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR
  (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

  (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

    (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

    (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents (and any accrued but unpaid interest or earnings equivalents thereon) that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

    (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

    (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred (with or without the crediting of interest or earnings equivalents thereon as determined by the Committee) for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends; provided, however, that any such dividends (and any interest or earnings equivalents credited thereon) shall be subject to forfeiture upon such conditions, if any, as the Committee may specify. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

  (e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

    (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

    (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

  (f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

    (i) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon such performance criteria as the Committee may deem appropriate. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

    (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

    (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of an Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

    (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

    (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

  (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

  (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

  (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

  (b) Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest or earnings equivalents to be credited with respect to such payments.

  (d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

7. Change of Control Provisions.

  (a) Acceleration of Exercisability and Lapse of Restrictions. In the event of a Change of Control, the following acceleration provisions shall apply unless otherwise provided by the Committee at the time of the Award grant:

    All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control. Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

  (b) Definitions of Certain Terms. For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

    (i) "Change of Control" means and shall be deemed to have occurred if:

      (a) any person (within the meaning of the Exchange Act), other than the Company, a Related Party or Tengelmann Warenhandelsgesellschaft, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 40 percent or more of the total voting power of all the then-outstanding Voting Securities; or

      (b) the individuals who, as of the effective date of the Plan, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the effective date of the Plan or whose recommendation, election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board; or

      (c) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (I) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (II) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

      (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

    (ii) "Related Party" means (a) a majority-owned subsidiary of the Company; (b) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

    (iii) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

8. General Provisions.

  (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

  (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's or director's employment or service at any time.

  (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations.

  (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

  (e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

  (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

  (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

  (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

  (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New Jersey without giving effect to principles of conflict of laws.

  (k) Effective Date; Plan Termination. The Plan shall become effective as of July 14, 1998 (the "Effective Date"), subject to approval by the vote of the holders of a majority of the shares of stock of the Company present or represented at the annual meeting of stockholders to be held in July 1999. Awards may be made prior to such approval by stockholders, but each such Award shall be subject to the approval of this Plan by the stockholders, and if this Plan shall not be so approved, all Awards granted under this Plan shall be of no effect. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

  (l) Relationship to 1998 Restricted Stock Plan. This Plan constitutes an amendment and restatement of The Great Atlantic & Pacific Tea Company, Inc. 1998 Restricted Stock Plan (the "Restricted Stock Plan") effective as of July 14, 1998, the date of inception of the Restricted Stock Plan. Any awards of shares of Restricted Stock made under the Restricted Stock Plan shall be deemed to be Awards of Restricted Shares under this Plan and shall be subject to all the terms and conditions of this Plan.

  (m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                              --------------------------------
                                              WHEN PROXY IS OKAYED PLEASE SIGN
                                                     & DATE IT ABOVE




--------------------------------------------------------------------------------
                THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                PROXY - FOR THE ANNUAL MEETING - JULY 13, 1999
              THIS PROXY  IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned, having received the Notice of Meeting and Proxy Statement dated May 27, 1999, appoints CHRISTIAN HAUB, FRED CORRADO and ROBERT G. ULRICH, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. (E.D.T.) July 13, 1999, at The Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ITEMS (1), (2) AND (3), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

                        (To be Signed on Reverse Side)

                                 May 27, 1999

Dear Shareholder:

We are pleased to send you our 1998 Annual Report and 1999 Proxy Statement and to invite you to attend the Annual Meeting of Shareholders to be held at 10:00 A.M . (E.D.T.) on Tuesday, July 13, 1999 at The Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices in Montvale, New Jersey or contact the A&P home page at www.aptea.com.`

                                   Sincerely,

                                   Robert G. Ulrich
                                   Sr. Vice President, General Counsel
                                   and Corporate Secretary

             \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example.






                          FOR all nominees             WITHHOLD
                       listed at right (except       AUTHORITY to
                          as marked to the         vote all nominees
                          contrary below)           listed at right

(1)  Election of                [_]                     [_]
     Directors


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line):


--------------------------------------------------------------------------------

Nominees:  J.D. Barline
           R. Baumeister
           F. Corrado
           C.F. Edley
           C.W.E. Haub
           H. Haub
           B.B. Hauptfuhrer
           W.A. Liffers
           F. Teelen
           R.L. Wetzel
           J. Wood


                                                FOR     AGAINST    ABSTAIN
2.  Election of Deloitte & Touche LLP as
    independent auditors.                       [_]       [_]        [_]
    (THE DIRECTORS FAVOR A VOTE "FOR")

3.  Approval of the 1998 Long Term Incentive
    and Share Award Plan.                       [_]       [_]        [_]
    (THE DIRECTORS FAVOR A VOTE "FOR")

Upon such other business as may properly come before said meeting and at any adjournments thereof.




SIGNATURE(S):                                                 Date:
             ------------------------------------------------      -----------

Note: Please date and sign exactly as name appears hereon. Joint owners should each sign. the full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.

                                             ----------------------------------
                                             WHEN PROXY IS OKAYED PLEASE SIGN
                                                     & DATE IT ABOVE


                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                the great atlantic & pacific tea company, Inc.

                                 July 13, 1999

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [_] Please mark your
      votes as in this
      example.

                     FOR all nominees                   WITHHOLD
                   listed at right (except           Authority to
                    as marked to the               vote all nominees
                      contrary below)                listed at right
(1)  Election of           [_]                          [_]
     Directors

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line):

Nominees:  J.D. Barline
           R. Baumeister
           F. Corrado
           C.F. Edley
           C.W.E. Haub
           H. Haub
           B.B. Hauptfuhrer
           W.A. Liffers
           F. Teelen
           R.L. Wetzel
           J. Wood


                                                   FOR  AGAINST  ABSTAIN

2.  Election of Deloitte & Touche LLP as           [_]    [_]      [_]
    independent auditors for the fiscal
    year ending February 26, 2000.
    (the directors favor a vote  "for")

3.  Approval of the 1998 Long Term Incentive       [_]    [_]      [_]
    and Share Award Plan.
    (the directors favor a vote  "for")

The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A & P Common Stock as of May 18, 1999.

SIGNATURE(S):______________________________    Date:____________________________
Note: Please date and sign exactly as name appears hereon. Joint owners should each sign. the full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.

                                             ----------------------------------
                                             WHEN PROXY IS OKAYED PLEASE SIGN
                                                     & DATE IT ABOVE


                     CONFIDENTIAL VOTING INSTRUCTION FORM
                THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                 SAVINGS PLAN
                          BANK OF NEW YORK - TRUSTEE

     I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 13, 1999, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised "FOR" items 1, 2 and 3.

     By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 27, 1999, and a copy of the Annual Report.

     Please sign, date and return this form before July 6, 1999. As to matters coming before the meeting for which no signed direction is received by the Trustee prior to July 6, 1999, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)